Exhibit 10.9
Second Amendment to Lease Agreement
This Second Amendment to Lease Agreement (the “Amendment”) is made and entered into as of July 28, 2005, by and between WIX/NSJ REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and FOUNDRY NETWORKS, INC., a California corporation (“Tenant”), with reference to the following facts.
Recitals
A.	Landlord and Tenant have entered into that certain Lease Agreement dated as of September 28,1999 (the “Lease”), and that certain First Amendment dated as of February 16, 2000 (hereinafter, collectively the “Lease”), for the leasing of certain premises consisting of approximately 70,755 rentable square feet located at 2100 Gold Street, San Jose, California (the “Premises”), as such Premises are more fully described in the Lease.
B.	Landlord and Tenant now wish to amend the Lease to provide for, among other things, the extension of the Term of the Lease, all upon and subject to each of the terms, conditions, and provisions set forth herein.
NOW, THEREFORE, In consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:
1. Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.
2. Term: The Term of the Lease shall be extended from February 1, 2006, to May 31, 2008 (the “Extended Term”).
3. Base Rent: The Basic Lease Information and Section 3 of the Lease are hereby modified to provide that during the Extended Term of the Lease the monthly Base Rent payable by Tenant to Landlord, in accordance with the provisions of Section 3 of the Lease, shall be in accordance with the following schedule:

Period	Monthly Base Rent

02/01/06 — 03/31/07	$60,141.75
04/01/07 — 05/31/08	$63,679.50
4. Option to Extend the Term: The parties hereby acknowledge and agree that Tenant did exercise the Option to Extend the Term of the Lease in accordance with the terms and conditions set forth in Addendum 1 of the Lease. Tenant further acknowledges and agrees that the Option to Extend the Lease as set forth in Addendum 1 is of no further force and effect, and Tenant does not have any additional rights under the Lease to further extend the Term of the Lease.
5. Condition of Premises: Tenant acknowledges and agrees that its possession of the Premises after February 1, 2006, is a continuation of Tenant’s possession of the Premises under the Lease. Tenant is familiar with the condition of the Premises, and agrees to accept the Premises in their existing condition “AS IS”, without any obligation of Landlord to remodel, improve or alter the Premises, to perform any other construction or work of improvement upon the Premises, or to provide Tenant with any construction or refurbishing allowance.
6. Brokers: Tenant warrants that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Amendment, except for Randy Scott of Cornish & Carey (“Broker”), whose commission shall be payable by Landlord. If Tenant has dealt with any person, real estate broker or agent other than Broker with respect to this Amendment, Tenant shall be solely responsible for the payment of any fee due to said person or firm, and Tenant shall Indemnify, defend and hold Landlord free and harmless against any liability, claim, judgment, damages with respect thereto, including attorneys’ fees and costs.
7. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.
8. Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

9. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.
10. The terms and provisions of the Lease are hereby incorporated in this Amendment
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

Tenant:

FOUNDRY NETWORKS, INC., a California corporation

By:	/s/ Timothy D. Heffner

Its:	CFO
Date:	8/11/05

By:

Its:

Date:

Landlord:

WIX/NSJ REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	LEGACY PARTNERS COMMERCIAL, L.P., a California limited partnership, as Manager and Agent for Owner

By:	LEGACY PARTNERS COMMERCIAL, INC., General Partner

By:	/s/ Debra Smith

Debra Smith
Its: Executive Vice President

Date:	8/18/05

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